UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2012

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On January 13, 2012, Westlake Chemical Corporation (“Westlake”) issued a press release disclosing that it submitted a proposal to Georgia Gulf Corporation (“Georgia Gulf”) to acquire all of the outstanding shares of Georgia Gulf for $30.00 per share. Following Georgia Gulf’s rejection of, and refusal to engage in constructive discussions regarding, the proposal, on January 13, 2012, Albert Chao, President and Chief Executive Officer of Westlake, sent a letter to Mark Noetzel, Chairman of the Board of Georgia Gulf, expressing, among other things, Westlake’s continued interest in pursuing the proposed transaction. The press release disclosing the proposal, which includes the full text of the letter, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President and Chief Executive Officer

Date: January 13, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 13, 2012.